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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of Crum & Forster Holdings Corp. of our report dated March 6, 2002, relating to the financial statement schedules of Crum & Forster Holding Inc. and subsidiaries, which appear in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

March 15, 2002